UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported) March 31, 2003

AUTOLIV, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other juris- diction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices)

Registrant's telephone number, including area code +46-8-587 20 600

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On March 31, 2003 Autoliv, Inc. (the "Company") signed a Facilities Agreement of US$850.000.000, which is attached hereto as Exhibit 99.h and is hereby incorporated by reference.

Item 7. Financial Statements and Exhibits

(c) EXHIBITS

99.h   Facilities Agreement of US$850.000.000, dated March 31, 2003, among Autoliv, Inc. and the lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date April 2, 2003	AUTOLIV, INC. (Registrant)
/s/Jörgen Svensson Jörgen Svensson Vice President - Legal Affairs, General Counsel and Secretary